UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2006

WHITNEY INFORMATION NETWORK, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1612 Cape Coral Parkway, Suite A, Cape Coral, Florida

(Address of principal executive offices)

33904

(Zip Code)

Registrant’s telephone number, including area code: (239) 542-0643

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below): ☐

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)    Non-Reliance on Previously Issued Financial Statements or a Related Report or Completed Interim Review

On May 15, 2006, Whitney Information Network, Inc. (“we” or “our”) determined and announced that we would restate financial results. The financial statements for the years 2003 through 2005 and the related quarters should no longer be relied upon. Moreover, upon the implementation of our new revenue recognition policy, we may find it necessary to restate periods prior to 2003. The financial restatements will reflect:

•                  a modification associated with a change in revenue recognition policy and restatement of revenue from expired courses for all periods impacted;

•                  reclassifications in prior period line item expense categories and the timing of accruals necessary for comparability to the current period’s presentation; and

•                  a revision to the revenue recognition policy with respect to the Company’s teleconferencing product and service offering.

In connection with our prior period reclassifications, we will restate the consolidated statement of cash flows for 2003 and 2004.

Background

In connection with the review of our Registration Statement on Form S-1, we had discussions with Staff members of the Securities and Exchange Commission (“SEC”) regarding the May 2005 change in policy with respect to revenue recognition in the United Kingdom. We elected to amend our policy in the United Kingdom with respect to the acceptance of students allowed to take courses subsequent to the expiration of the contract we had with the student.

The original policy was established at the inception of our European operations and was initially driven by customer service and capacity considerations. As the United Kingdom operations matured, we sought to establish conformity with its North American operations; therefore, the policy changed in May 2005 to recognize revenue upon the student contract’s expiry. In the second quarter of 2005, we changed the policy and recorded $1.3 million in revenue in connection with expired contracts.

The Company will revise the May 2005 policy associated with delivering education content to those students who attend classes after the expiration of the contract. We will also restate revenue from the United Kingdom to reflect the implementation of the revised revenue recognition policy. These restatements will have no cumulative effect on our consolidated statement of cash flows.

The SEC further inquired about the revenue recognition policy in United States and Canada with respect to expired contracts. We will modify our revenue recognition policy in the United States and Canada as well. Upon the implementation of the new revenue recognition policy, we may find it necessary to restate periods prior to 2003. These restatements will have no cumulative effect on our consolidated statement of cash flows.

We reviewed the classification of expenses by both period and line item, and will restate the 2003 through 2005 financial statements necessary for comparability with the current period’s presentation. These changes and reclassifications will have no cumulative effect on reported earnings or cash flows.

Upon review of our revenue recognition policies for all service and product offerings, we concluded the previous revenue recognition policy with respect to our teleconferencing offering needed to comply with the Financial Accounting Standard Board’s Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. These restatements will have no cumulative effect on our consolidated statement of cash flows.

While these restatements will have no cumulative effect on our consolidated statement of cash flows, we expect our reported net earnings will change significantly in any given period.

The Audit Committee of the Board of Directors has discussed the matters with our auditors, Ehrhardt, Keefe, Steiner & Hottman PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITNEY INFORMATION NETWORK, INC. (Registrant)

Date June 2, 2006
	By:	/s/ ALFRED R. NOVAS
Alfred R. Novas, Chief Financial Officer